                      POLYTAMA INTERNATIONAL FINANCE B.V.
                             P.T. POLYTAMA PROPINDO

                  SOLICITATION OF CONSENTS TO AMEND INDENTURE

                                  RELATING TO

                   11 1/4% GUARANTEED SECURED NOTES DUE 2007

                                   ISSUED BY

                      POLYTAMA INTERNATIONAL FINANCE B.V.
                 (US$200,000,000 PRINCIPAL AMOUNT OUTSTANDING)

     IRREVOCABLY AND UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,
              PREMIUM, INTEREST AND ADDITIONAL AMOUNTS, IF ANY, BY

                             P.T. POLYTAMA PROPINDO

                                                                   July 14, 1998

To the Holders (as defined below):

     Polytama International Finance B.V. (the "Issuer") and P.T. Polytama Propindo (the "Company") are soliciting consents (the "Consent Solicitation"), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated July 13, 1998 (the "Statement") and the enclosed form of Consent (the "Consent Form") from holders (the "Holders") of 11 1/4% Guaranteed Secured Notes due 2007 (CUSIP Number 73180UAA0) (the "Notes") to the proposed amendments of the Indenture relating to the Notes.

     Further to the Statement and the Consent Form, which were previously sent to you, we enclose herewith:

          1. the revised Consent Form (on yellow paper) which has been amended from the original Consent Form (on blue paper) previously sent to you; and

          2. for your ease of reference, the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1997, which was filed with the Securities and Exchange Commission on June 30, 1998.

     Please replace the original Consent Form (on blue paper) with the enclosed revised Consent Form (on yellow paper) and refer to the instructions in the Consent Form and the Statement with respect to completion and return of the Consent Form.

     Additional copies of the enclosed material or the Statement may be obtained from the Trustee or the Information Agent.

                                          Very truly yours,

                                          Polytama International Finance B.V.
                                          P.T. Polytama Propindo

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER, THE COMPANY OR THE TRUSTEE, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE STATEMENT OR THE ACCOMPANYING CONSENT FROM.